EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated January 23, 2026, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended November 30, 2025. We also consent to the references to us within the introductory note and under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 27, 2026

Appendix A

Fund Book	Fund	Period

Financial Square Funds	Goldman Sachs Financial Square Federal Instruments Fund	December 1, 2024 – November 30, 2025

Financial Square Funds	Goldman Sachs Financial Square Government Fund	December 1, 2024 – November 30, 2025

Financial Square Funds	Goldman Sachs Financial Square Treasury Instruments Fund	December 1, 2024 – November 30, 2025

Financial Square Funds	Goldman Sachs Financial Square Treasury Obligations Fund	December 1, 2024 – November 30, 2025

Financial Square Funds	Goldman Sachs Financial Square Treasury Solutions Fund	December 1, 2024 – November 30, 2025

Investor Funds	Goldman Sachs Investor Money Market Fund	December 1, 2024 – November 30, 2025

Investor Funds	Goldman Sachs Investor Tax-Exempt California Money Market Fund	December 1, 2024 – November 30, 2025

Investor Funds	Goldman Sachs Investor Tax-Exempt Money Market Fund	December 1, 2024 – November 30, 2025

Investor Funds	Goldman Sachs Investor Tax-Exempt New York Money Market Fund	December 1, 2024 – November 30, 2025

Goldman Sachs Energy Infrastructure Funds	Goldman Sachs MLP Energy Infrastructure Fund	December 1, 2024 – November 30, 2025

Goldman Sachs Clean Energy Income Fund	Goldman Sachs Clean Energy Income Fund	December 1, 2024 – November 30, 2025

Goldman Sachs Energy Infrastructure Funds	Goldman Sachs Energy Infrastructure Fund	December 1, 2024 – November 30, 2025

Money Market Funds	Stablecoin Reserves Fund	October 29, 2025 – November 30, 2025